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Exhibit 10.41

PARK PLACE ENTERTAINMENT CORPORATION
EXECUTIVE DEATH BENEFIT PLAN

         Effective as of October 1, 2000

PARK PLACE ENTERTAINMENT CORPORATION
EXECUTIVE DEATH BENEFIT PLAN

        WHEREAS, Park Place Entertainment Corporation (the "Company") desires to establish an Executive Death Benefit Plan (the "Plan") effective as of October 1, 2000;

        WHEREAS, it is believed that the adoption of this Plan, providing for the payment of a death benefit upon the death of a designated executive while employed by the Company or an affiliated employer participating in the Plan, will be in the best interests of the Company and such affiliated employers; and

        WHEREAS, it is intended that the Plan be an unfunded and nonqualified arrangement for tax purposes, and an unfunded welfare benefit plan maintained for the purpose of providing benefits to a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974.

        NOW, THEREFORE, it is hereby declared as follows:

ARTICLE I
TITLE AND DEFINITIONS

        1.1    TITLE

        This Plan shall be known as the Park Place Entertainment Corporation Executive Death Benefit Plan.

        1.2    DEFINITIONS

        Whenever the following capitalized words or phrases are used in this Plan, they shall have the meanings specified below.

        "Beneficiary" or "Beneficiaries" shall mean the person or persons, including a trustee, personal representative or other fiduciary, last designated in writing by a Participant in accordance with procedures established by the Committee to receive the benefits specified hereunder in the event of the Participant's death. No Beneficiary designation shall become effective until it is filed with the Committee. If there is no Beneficiary designation in effect, or if there is no surviving designated Beneficiary, then the Participant's surviving spouse shall be the Beneficiary. If there is no surviving spouse to receive any benefits payable in accordance with the preceding sentence, the duly appointed and currently acting personal representative of the Participant's estate (which shall include either the Participant's probate estate or living trust) shall be the Beneficiary. In any case where there is no such personal representative of the Participant's estate duly appointed and acting in that capacity within 90 days after the Participant's death (or such extended period as the Committee determines is reasonably necessary to allow such personal representative to be appointed, but not to exceed 180 days after the Participant's death), then Beneficiary shall mean the person or persons who can verify by affidavit or court order to the satisfaction of the Committee that they are legally entitled to receive the benefits specified hereunder. In the event any amount is payable under the Plan to a minor, payment shall not be made to the minor, but instead be paid (1) to that person's living parent(s) to act as custodian, (2) if that person's parents are then divorced, and one parent is the sole custodial parent, to such custodial parent, or (3) if no parent of that person is then living, to a custodian selected by the Committee to hold the funds for the minor under the Uniform Transfers or Gifts to Minors Act in effect in the jurisdiction in which the minor resides. If no parent is living and the Committee decides not to select another custodian to hold the funds for the minor, then payment shall be made to the duly appointed and currently acting guardian of the estate for the minor or, if no guardian of the estate for the minor is duly appointed and currently acting within 60 days after the date the amount becomes payable, payment shall be deposited with the court having jurisdiction over the estate of the minor.

        "Board of Directors" or "Board" shall mean the Board of Directors of the Company.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Committee" shall mean, collectively, the persons appointed by the Board to administer the Plan. The number of members comprising the Committee shall be determined by the Board which may from time to time vary the number of members. Unless otherwise determined by the Board, the Committee will be the Committee appointed by the Board under the Park Place Entertainment Corporation Executive Deferred Compensation Plan (the "Deferred Compensation Plan") and shall have the same powers, duties and responsibilities with respect to this Plan as those set forth in the Deferred Compensation Plan with respect to that plan.

        "Company" shall mean Park Place Entertainment Corporation, a Delaware corporation, and any successor corporation.

        "Disabled" or "Disability" shall mean that a Participant is disabled due to sickness or injury which qualifies the Participant for disability payments under the long-term disability plan of the Participant's Employer. A Participant shall be considered totally and permanently disabled on the date he or she qualifies for such long-term disability payments.

        "Effective Date" shall mean October 1, 2000.

        "Eligible Employee" shall mean an Employee who is an officer or highly compensated employee of the Employer, as determined by the Committee in its sole discretion solely for purposes of this Plan.

        "Employee" shall mean an employee of an Employer. An Employee who is disabled due to sickness or injury shall remain an Employee for purposes of this Plan for so long as such individual receives benefits under the short-term disability plan of the Company.

        "Employer" or "Employers" shall mean, individually or collectively as may be stated or indicated from the context, the Company and any subsidiary or affiliate of the Company which is designated by the Board to be a participating Employer in the Plan and which adopts the Plan.

        "Participant" shall mean an Eligible Employee designated by the Committee as a Participant in this Plan, subject to the satisfaction of any enrollment requirements imposed by the Committee under Section 2.2.

        "Plan" shall mean the Park Place Entertainment Corporation Executive Death Benefit Plan set forth herein, as in effect as of the Effective Date, or as amended from time to time.

ARTICLE II
PURPOSE AND PARTICIPATION

        2.1    PURPOSE

        It is intended that the Plan be an unfunded and nonqualified arrangement for tax purposes, and an unfunded welfare benefit plan maintained to provide death benefits to the Beneficiary or Beneficiaries of Participants for purposes of Title I of the Employee Retirement Income Security Act of 1974.

        2.2    PARTICIPATION

        Any Eligible Employee shall become a participant in the Plan on the Effective Date or other date specified by the Committee if such Eligible Employee is (i) designated a Participant by the Committee and (ii) completes and files such forms as are specified by the Committee for enrollment.

ARTICLE III
THE DEATH BENEFIT

        3.1    DEATH BENEFIT

        (a)  Subject to the limitations set forth in Section 3.1(b) and elsewhere in this Plan, in the event of the death of a Participant while an Eligible Employee employed by an Employer, such Employer or the Company shall thereafter pay an amount (the "Benefit") equal to 150% of the sum of (i) the Participant's base salary at the time of death, (ii) the bonus (if any) paid to or with respect to the Participant in the fiscal year in which the death of the Participant occurs (or which would have been so paid but for any deferral elected by the Participant under any deferred compensation plan or arrangement maintained by an Employer), and (iii) any tips and tokes received by the Participant in that year as determined by reference to the Employer's payroll records and reflected in IRS information return issued to or in respect of the Participant. In the event of the death of a Participant who is Disabled and with respect to whom a Benefit is payable under Section 3.2(b), the Benefit determined in accordance with this Section 3.1 and Section 3.2(b) shall be paid by the Company or by the Employer that employed the Participant at the time his or her employment terminated by reason of Disability. The Benefit shall be paid, within one year after a Participant's death, to such Participant's designated Beneficiary or Beneficiaries in accordance with the last such designation received by the Company from the Participant prior to his or her death; or, if no designation of Participant is in effect at the time of death, to the Beneficiary or Beneficiaries as otherwise determined hereunder,

        (b)  The Benefit payable by reason of the death of a Participant shall in no event exceed $5,000,000.

        (c)  If the Committee determines that the Benefit payable to a Beneficiary is subject to U.S. Federal and/or state income taxes, the Benefit shall be increased by the amount (the "Tax Adjustment") described below. The Tax Adjustment shall be such amount as the Committee shall determine in its sole discretion to be appropriate to cause the aggregate amount payable to a Beneficiary hereunder, as reduced by the sum of (i) Federal income tax attributable to the receipt of the payment and (ii) State income tax attributable to the receipt of the payment (taking into account the projected benefit of the deduction of state income tax payments for Federal income tax purposes), to be approximately equal to the Benefit. At the sole discretion of the Committee, any tax imposed on the Participant and relating to the Federal Insurance Contributions Act (FICA) that is determined by the Committee to be required to be paid with respect to the Benefit, and any foreign income or similar tax attributable to the receipt of payment of the Benefit, may also be taken into account in computing the Tax Adjustment. The Committee may take into account some or all circumstances affecting a Beneficiary's actual tax liabilities attributable to a payment hereunder in determining the appropriate Tax Adjustment, but shall have no obligation to do so, regardless of whether the Tax Adjustment as otherwise computed by the Committee is sufficient to pay the Federal and State income taxes or other taxes attributable to a payment made hereunder. The Committee may discriminate between Beneficiaries in the manner of computation of the Tax Adjustment. Each Beneficiary entitled to receive a payment under the Plan shall provide such information as the Committee may reasonably request with regard to the computation of the Tax Adjustment and the reporting of payments hereunder for tax purposes.

        3.2    BENEFIT CONTINGENT ON CONTINUED EMPLOYMENT OR PERMANENT DISABILITY; NO CONTRACT OF EMPLOYMENT

        (a)  In the event that the employment of a Participant by the Company or any other Employer is terminated for any reason other than Disability, the Employee shall immediately cease to be a Participant hereunder and neither the Company nor any other Employer shall have any further obligation hereunder in respect of such Employee.

        (b)  In the event that the employment of a Participant by the Company or any other Employer is terminated on account of Disability, the Participant shall continue to be a participant in this Plan until: (i) the Participant's death, with the Benefit then being determined by reference to the Participant's salary, bonus, and tips and tokes in the year of termination of employment by reason of Disability; or (ii) until the earlier of (a) the date the Participant ceases to be eligible for benefits under the relevant Employer's long-term disability plan or (b) the Participant's 65th birthday, at which time the Employee shall immediately cease to be a Participant hereunder.

        (c)  Nothing contained herein shall be construed to be a contract of employment or as conferring upon the Participant the right to continue to be employed by the Company or any other Employer in any capacity.

ARTICLE IV
TRUST

        4.1    TRUST

        The Company shall establish and make contributions to a trust (hereinafter the "Trust") in such amounts as are determined by the Committee to be necessary to provide for the payment to Beneficiaries of the benefits which are the responsibility of the Employers under this Plan. The Trust so established is intended to be a grantor trust within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code, and shall be construed accordingly.

        4.2    NO INTEREST IN TRUST ASSETS

        A Participant shall have no preferred claim on, or any beneficial interest in, any assets of the Trust. Any assets held by the Trust shall be subject to (i) the claims of general creditors of the Company and (ii) the claims of general creditors of each Employer other than the Company (but only to the extent of the assets of the Trust and earnings thereon attributable to the Participants employed by such Employer), under Federal and state law in the event of the "insolvency" of the Company or other Employer, i.e., that the Company or other Employer is unable to pay its debts as they become due or is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

ARTICLE V
UNSECURED CLAIMS; NO ASSIGNMENT

        5.1    BENEFITS PAYABLE ONLY FROM GENERAL CORPORATE ASSETS; UNSECURED GENERAL CREDITOR STATUS OF PARTICIPANT

        (a)  The obligations of the Employers hereunder shall be solely unfunded and unsecured promises to pay money in the future. To the extent that any person (including any Participant or Beneficiary) acquires a right to receive a payment from an Employer under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Employer; and no such person shall have or acquire any legal or equitable right, interest or claim in or to any property or assets of any Employer, or any claim against any Employer hereunder other than the Company or such other Employer as is required to pay a Benefit under Article III. Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of any of the Employers.

        (b)  In the event that, in its discretion, any Employer purchases (i) an insurance policy or policies insuring the lives of Participants or (ii) any other property to allow any Employer to recover the costs of any payments required to be made by them under this Plan, no Participant nor any of his or her designated Beneficiaries shall have or acquire any right whatsoever therein or in the proceeds therefrom. The purchasing Employer shall be the sole owner of any such policy or policies, and, as such, shall possess and may exercise all incidents of ownership.

        5.2    NON-ASSIGNABILITY OF BENEFITS

        Neither the Participant nor his or her designated Beneficiary or Beneficiaries under the Plan shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the amounts payable hereunder or their rights thereto. Such amounts and rights shall not be subject to seizure by any creditor of any such Participant or Beneficiary, or to execution by levy, attachment or garnishment or by any other proceeding at law or in equity, nor shall such amounts and rights be transferable by operation of law or otherwise in the event of the bankruptcy, insolvency or death of the Participant, his or her designated Beneficiary, or any other Beneficiary hereunder. Any attempted assignment, transfer or other disposition of all or any portion of the rights of a Participant or Beneficiary under the Plan shall be null and void and of no force or effect.

ARTICLE VI
CLAIMS PROCEDURE

        6.1    DETERMINATION OF BENEFITS, CLAIMS PROCEDURE AND ADMINISTRATION

        (a)  Claim. A person who believes that he or she is being denied a benefit to which he or she is entitled under the Plan (hereinafter referred to as a "Claimant") may file a written request for such benefit with the Committee, setting forth his or her claim. The request must be addressed to the Committee of the Park Place Entertainment Corporation Executive Death Benefit Plan, 3930 Howard Hughes Parkway, Las Vegas, Nevada 89109; or to such Committee representative as may be designated by the Committee from time to time.

        (b)  Claim Decision. Upon receipt of a claim, the Committee (or its representative) shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Committee (or its representative) may, however, extend the reply period for an additional ninety (90) days for reasonable cause.

        If the claim is denied in whole or in part, the Committee (or its representative) shall issue a written opinion, using language calculated to be understood by the Claimant, setting forth:

          (i)    The specific reason or reasons for such denial;

          (ii)  The specific reference to pertinent provisions of the Plan on which such denial is based;

          (iii)  A description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation why such material or such information is necessary;

          (iv)  Appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and

          (v)  The time limits for requesting a review under subsection "c" and for review under subsection "d" hereof.

        (c)  Request for Review. Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Committee review its determination. Such request must be addressed to the Committee at the then principal place of business of the Company or to other such person as may be designated by the Committee. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Committee. If the Claimant does not request a review of the Committee's determination within such sixty (60) day period, the Claimant he shall be barred and estopped from challenging the Committee's determination.

        (d)  Review of Decision. Within sixty (60) days after the Committee's receipt of a request for review as provided above, the Committee will review its determination. After considering all materials presented by the Claimant, the Committee will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of the Plan on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the Committee will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

ARTICLE VII
MISCELLANEOUS

        7.1    AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION

        The Company may amend, modify, suspend or terminate the Plan in whole or in part, except that Section 6.1 may not be amended with respect to any Participant or Beneficiary following the date the Participant or Beneficiary makes a claim for benefits under the Plan.

        7.2    PARTICIPATING EMPLOYERS; AGENCY

        The Board shall designate each Employer other than the Company which shall become a participating Employer under the Plan. As a condition to participating in the Plan, each participating Employer shall be deemed to have authorized the Committee to act for it in all matters arising under or with respect to the Plan and shall comply with such other terms and conditions as may be imposed by the Committee. Each participating Employer other than the Company hereby irrevocably grants to the Company full and exclusive power to exercise, enforce or waive any right which such Employer might otherwise have under the terms of the Plan, and each such participating Employer irrevocably appoints the Company as its agent for such purpose.

        7.3    WITHHOLDING

        There shall be deducted from each payment made under the Plan or any other compensation payable to the Participant's Beneficiary or Beneficiaries any and all taxes that are required to be withheld by the Employer with respect to such payment. The Employer shall have the right to reduce any payment due hereunder with respect to a Participant by the amount of cash sufficient to provide for the payment of all taxes required to be paid or withheld by reason of the death of such Participant.

        7.4    GOVERNING LAW

        This Plan shall be construed, governed and administered in accordance with the laws of the State of Nevada.

        7.5    RECEIPT AND RELEASE

        Any payment to a Participant's Beneficiary or Beneficiaries in accordance with the provisions of the Plan (including any tax amount withheld with respect to such payment) shall, to the extent thereof, be in full satisfaction of all claims against the Committee, the Company, and the Employer that employed such Participant. The Committee may require such Participant's Beneficiary or Beneficiaries, as a condition precedent to any such payment, to execute and deliver a receipt and release to such effect.

        7.6    PAYMENTS ON BEHALF OF PERSONS UNDER INCAPACITY

        In the event that any amount becomes payable under the Plan by an Employer to a Beneficiary who, in the sole judgment of the Committee, is considered by reason of physical or mental condition to be unable to give valid receipt therefore, the Committee may direct that such payment be made to any person found by the Committee, in its sole judgment, to have assumed the care of such person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Committee, the Company, and the Employer that employed such Participant.

        7.7    HEADINGS, ETC. NOT PART OF THE PLAN

        Headings and subheadings in the Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.

        This Plan is hereby executed by a duly authorized officer of the Company effective as of October 1, 2000.

PARK PLACE ENTERTAINMENT CORPORATION
By:
/s/ MARK DODSON
Name:	Mark Dodson
Title:

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  Exhibit 10.41
PARK PLACE ENTERTAINMENT CORPORATION EXECUTIVE DEATH BENEFIT PLAN
PARK PLACE ENTERTAINMENT CORPORATION EXECUTIVE DEATH BENEFIT PLAN